BNC Bancorp Reports Earnings for Third Quarter 2012

HIGH POINT, N.C. , Oct. 29, 2012/PRNewswire/ -- BNC Bancorp (NASDAQ: BNCN) ("Company"), parent company for Bank of North Carolina ("Bank"), today reported financial results for the third quarter of 2012.

(Logo: http://photos.prnewswire.com/prnh/20030917/BNCLOGO )

For the quarter ended September 30, 2012, excluding one-time transaction related expenses, adjusted net income totaled $2.6 million, an increase of 4% compared to the $2.5 million exclusive of one-time costs for the quarter ended September 30, 2011. During the three months ended September 30, 2012 and 2011, the Company incurred $1.9 million and $109,000, respectively, of expenses associated with merger and acquisition activities.

For the nine months ended September 30, 2012, excluding one-time transaction related expenses, adjusted net income totaled $7.8 million, an increase of 34% compared to the $5.8 million exclusive of one-time costs for the nine months ended September 30, 2011. During the nine months ended September 30, 2012 and 2011, the Company incurred $3.8 million and $368,000, respectively, of expenses associated with merger and acquisition activities.

Total assets at September 30, 2012 were $2.71 billion, an increase of $256.2 million, or 10%, compared to $2.45 billion at December 31, 2011. The increase was due to strong organic growth in our North Carolina franchise, along with the acquisition and integration of KeySource Financial ("KeySource"), Carolina Federal Savings Bank ("Carolina Federal") and, to a lesser extent, two branches that were acquired from The Bank of Hampton Roads ("BHR") during this period.

On a GAAP basis, for the quarter ended September 30, 2012, net income totaled $1.4 million, a decrease of 43% compared to the $2.4 million for the quarter ended September 30, 2011. Net income available to common shareholders was $788,000, or $0.04 per diluted share, which is a decrease of 57% compared to the $1.8 million, or $0.18 per diluted share, reported for the third quarter in 2011. As noted above, during the three months ended September 30, 2012, the Company incurred $1.9 million of expenses associated with merger and acquisition activities, which reduced after-tax diluted earnings per share by $0.05.

On a GAAP basis, for the nine months ended September 30, 2012, net income totaled $5.4 million, a slight decrease when compared to net income of $5.5 million for the nine months ended September 30, 2011. Net income available to common shareholders for the nine months ended September 30, 2012 was $3.6 million, or $0.25 per diluted share, compared to $3.7 million, or $0.37 per diluted share, for the nine months ended September 30, 2011. During the nine months ended September 30, 2012, the Company incurred $3.8 million of expenses associated with merger and acquisition activities, which reduced after-tax diluted earnings per share by $0.15.

Highlights for Quarter ended September 30, 2012:

  $72.5 million private placement of preferred stock was converted to common equity in July
    Fully converted tangible common equity ratio at 7.12%
  All Series A Preferred Stock issued through the United States Treasury's Capital Purchase Program was auctioned to private investors on August 29
    BNC repurchased the related warrants issued to the Treasury
  Closed and successfully converted the core systems and operations of KeySource in Durham
  Closed and successfully converted the accounts and operations of the Cary and Chapel Hill branch purchases from BHR
  Classified assets declined from $116 million to $113 million, during a quarter when total assets increased by $268 million
  Grew core deposits by $210 million and reduced wholesale deposits to 23% of assets
  Mortgage division closed over $80 million in new loan originations during the quarter, resulting in income and fees of over $1.9 million
  Loan pipeline remains strong in each of our newer markets, despite growing competition from the larger regional and national banks.

W. Swope Montgomery, Jr., President and CEO, stated, "As noted in the highlights above, for another quarter our Company made significant strides towards integrating our many strategic initiatives, all which should propel the Company into the future with greater diversity, momentum and financial strength. Successfully integrating operations of both KeySource in Durham and the BHR offices during the quarter is a testament to our internal integration and support teams. The feedback has been incredibly positive and we are already aggressively playing offense in these new markets.

I am also pleased to report that during the quarter the Treasury auctioned their ownership in our Series A preferred stock to private investors and we subsequently repurchased the related warrants from the Treasury, officially ending our participation in the Treasury's Capital Purchase Program. During the period we were in the CPP program, the Treasury earned a return of 16.7%, BNC originated more than $850 million in loans to local individuals and small-businesses, and added an additional 369 employees. We view this as a definite win for the taxpayers and for our local communities."

Montgomery noted, "We continue to see results from our aggressive workout efforts in our credit portfolio, primarily isolated to our 2006-2008 vintage credits, as evidenced by our non-covered classified assets declining to $113 million from a high of $143 million at the end of the first quarter 2012. We continue to attack this issue from two fronts. One, we continue to reduce the nominal dollars outstanding in these vintages through impairment recognition and liquidations, and two, as we grow the balance sheet and revenues both organically and through acquisitions, these vintage credits become a smaller relative piece of the Company. With the expected close of the First Trust transaction in the fourth quarter, acquired loans carried at fair value will constitute approximately 32% of outstanding loans; and the construction, acquisition and development, and land portfolio originated prior to 2009, which has been reduced to $63 million, will account for less than 3% of the total portfolio.

Since 2008, when we were primarily a Triad based bank with 60% reliance on wholesale funding, we have transitioned our Company to a regional bank serving the top markets across the Carolinas. Today I am proud that this expansion has allowed us to reduce our reliance on wholesale funding to under 30% and heading lower, create asset generation opportunities in markets that are recovering and growing much faster than the Triad, and built a senior management team that has been referred to by a seasoned industry analyst as the strongest of any community bank in the Carolinas. Over these past four years we have concentrated on fortifying and diversifying our balance sheet, and we are pleased with the results. As we look to the coming quarters, through many internal initiatives we will be taking the next step in our transition, which we believe will return our operating performance to levels that are indicative of a well-balanced, high performance company."

Operating Results

Net interest income for the third quarter of 2012 was $19.8 million, an increase of $2.9 million from the comparable period last year. Net interest income for the nine months ended September 30, 2012 was $56.5 million, an increase of $6.2 million from the comparable period last year. Fully taxable-equivalent ("FTE") net interest margin at 3.75% decreased by 4 basis points from the third quarter of 2011. Compared to the second quarter of 2012, net interest margin (FTE) increased 4 basis points from 3.71%.

During the third quarter of 2012, the Company's average yield on interest-earning assets decreased 29 basis points and 7 basis points when compared to the third quarter of 2011 and second quarter of 2012, respectively. Loan accretion during the third quarter of 2012 totaled $1.1 million, compared to $1.0 million in the third quarter of 2011 and $1.0 million in the second quarter of 2012.

During the third quarter of 2012, the Company's average cost of interest-bearing liabilities decreased 18 basis points and 5 basis points when compared to the third quarter of 2011 and the second quarter of 2012, respectively. Decreases in the average cost of deposits were offset by cash flow hedging expenses totaling $2.0 million for the third quarter of 2012, compared to $1.4 million for the third quarter of 2011 and $1.9 million for the second quarter of 2012. Without the cash flow hedging expense included in deposit expenses, net interest margin (FTE) for the third quarter of 2012 was 4.11%, compared to 4.12% for the third quarter of 2011 and 4.08% for the second quarter of 2012.

	Quarterly Average Yields / Costs (FTE)
	(unaudited)

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Earning asset yield	5.19%	5.26%	5.43%	5.80%	5.48%
Cost of interest-bearing liabilities	1.55%	1.60%	1.64%	1.62%	1.73%
Cost of funds	1.42%	1.47%	1.53%	1.52%	1.62%
Net interest spread	3.64%	3.65%	3.79%	4.18%	3.76%
Net interest margin	3.75%	3.71%	3.80%	4.18%	3.79%

Net interest margin w/o hedging expense	4.11%	4.08%	4.17%	4.51%	4.12%

Non-interest income was $5.3 million for the third quarter of 2012, compared to non-interest income of $3.8 million for the third quarter of 2011 and $11.7 million for the second quarter of 2012. Excluding the acquisition gain from a FDIC-assisted transaction recorded in the second quarter of 2012, FDIC-related income, and gains on sale of securities, non-interest income was $3.8 million for the three months ended September 30, 2012, an increase of 49.6% from the comparable period of 2011 and 3.1% from the second quarter of 2012. The increase was primarily driven by increases in mortgage fee income.

Non-interest income was $22.7 million for the nine months ended September 30, 2012, compared to $8.6 million for the comparable period of 2011. Included in non-interest income for the nine months ended September 30, 2012 was $7.7 million of acquisition gain from a FDIC-assisted transaction, $2.4 million of gains on sale of securities, and $2.1 million of income associated with FDIC receivable and related loss-share receipts. Excluding FDIC-related income, acquisition gains, and gains on sale of securities, non-interest income was $10.6 million for the nine months ended September 30, 2012, an increase of 46.5% from the comparable period of 2011. The increase was primarily driven by increased mortgage fee income and SBA income.

Non-interest expense was $20.4 million for the third quarter of 2012, compared to $14.7 million for the third quarter of 2011 and $19.2 million for the second quarter of 2012. In comparison to the third quarter of 2011, salaries and employee benefits increased $2.1 million, primarily as a result of acquisitions made since the fourth quarter of 2011, as well as continued franchise growth. Professional services expenses also increased by $1.5 million in comparison to the same period in the prior year due to acquisitions and other strategic initiatives. In addition, we recorded a $1.6 million valuation adjustment related to our other real estate owned ("OREO") properties, as compared to a $936,000 valuation adjustment in the same period of 2011.

Non-interest expense was $57.4 million for the nine months ended September 30, 2012, compared to $44.3 million for the comparable period of 2011. These increases were due to the addition of full-time equivalent employees and facilities as a result of the acquisitions that have been made since the fourth quarter of 2011, as well as continued investments in mortgage originations and overall franchise growth. These personnel additions are expected to contribute to our long-term focus on driving both top line and fee income growth. We also recorded $4.3 million of valuation adjustments for OREO during the nine months ended September 30, 2012, an increase from the $3.0 million recorded in the comparable period of 2011.

Included in non-interest expense for the three and nine months ended September 30, 2012 was merger and transactional costs totaling $1.9 million and $3.8 million, respectively. Included in merger and transactional costs were expenses associated with professional fees, contract cancellations, personnel costs, and data processing and system conversion expenses. The following is a summary of merger and transactional costs by transaction:

	Merger and Transaction Costs - Nonrecurring
	(dollars in thousands; unaudited)

Transaction	Three Months Ended 9/30/12	Nine Months Ended 9/30/12	Anticipated Future Costs
Blue Ridge Savings Bank	$ 75	$ 819	-
Regent Bank	1	429	-
Carolina Federal	352	537	240
KeySource	950	1,339	225
BHR	105	136	125
First Trust Bank	141	309	1,800
CPP/TARP*	237	237	-
Total	$ 1,861	$ 3,806	$ 2,390

* - Costs associated with auction of CPP Preferred Stock and repurchase of related warrants from the United States Treasury

The following table represents the components of non-interest income and non-interest expense:

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2012	6/30/2012	9/30/2011	9/30/2012	9/30/2011
Non-interest income
Mortgage fees	$ 1,773	$ 1,378	$ 581	$ 4,267	$ 1,186
Service charges	746	749	744	2,233	2,439
SBA income	335	669	207	1,232	308
Investment brokerage fees	206	229	357	675	741
Earnings on bank-owned life insurance	425	395	414	1,230	1,259
Gain on sale of securities	756	-	1,032	2,375	1,168
Gain on acquisition	-	7,734	-	7,734	-
Other	1,012	528	504	2,998	1,534
Total non-interest income	$ 5,253	$ 11,682	$ 3,839	$ 22,744	$ 8,635

Non-interest expense
Salaries and employee benefits	$ 10,291	$ 9,692	$ 8,152	$ 29,884	$ 23,014
Occupancy	1,240	1,078	961	3,438	2,752
Furniture and equipment	993	952	632	3,019	1,924
Data processing and supply	619	696	514	2,012	1,678
Advertising/business development	509	375	326	1,272	1,252
Insurance, professional and other services	2,136	1,221	668	4,702	2,538
FDIC insurance assessments	609	500	485	1,709	1,945
Loan, foreclosure and other real estate owned	2,658	3,145	1,975	7,279	5,967
Other	1,344	1,518	1,002	4,086	3,270
Total non-interest expense	20,399	19,177	14,715	57,401	44,340
Less: Merger and transaction costs	1,861	1,098	109	3,806	368
Adjusted non-interest expense	$ 18,538	$ 18,079	$ 14,606	$ 53,595	$ 43,972

Additional Operating Highlights

Since September 2011, total portfolio loans have increased $327.8 million, or 20.8%. At September 30, 2012, the Company's loan portfolio included $269.4 million in loans covered under loss-share agreements and $1.63 billion of non-covered loans. The Company's acquisition of Blue Ridge increased loans covered under loss-share agreements by $65.6 million and the acquisitions of KeySource, Carolina Federal and Regent increased loans not covered by loss-share agreements by $209.5 million. Loans acquired in connection with these transactions are reported at fair value and shown net of any related credit and yield adjustments, from acquisition date.

	Gross Loan Growth
	(dollars in thousands; unaudited)

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Loans covered by loss-share, at fair value	$ 257,103	273,509	$ 307,097	$ 320,033	$ 262,673
Loans not covered by loss-share, at fair value	193,274	61,568	30,074	31,734	-
Loans, other (1)	1,450,015	1,425,210	1,387,455	1,357,716	1,309,893
Total portfolio loans	$ 1,900,392	$ 1,760,287	$ 1,724,626	$ 1,709,483	$ 1,572,566

Loan growth (quarter/quarter):
Total portfolio loans	8.0%	2.1%	0.9%	8.7%	2.9%
Loans not covered by loss-share	10.5%	4.9%	2.0%	6.1%	5.2%
Annual growth of non-covered loans	25.5%

(1) Includes $12,285 of loans covered by loss share agreement not recorded at fair value as of 9/30/12

Total deposits at September 30, 2012 were $2.31 billion, an increase of $190.9 million from December 31, 2011. This increase was due to the $229.1 million of deposits assumed from the acquisitions of KeySource, Carolina Federal and, to a lesser extent, the branches acquired from BHR. This increase was partially offset by a $172.0 million decrease in wholesale deposits from December 31, 2011. Wholesale deposits represent 31.5% of total deposits as of September 30, 2012, a decrease from 42.5% as of December 31, 2011. While overall deposit growth continues to be an emphasis, more important is the increase in transactional account deposits. Over the one-year period, transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased $311.6 million, or 32.3%, while wholesale deposits declined $67.8 million. At September 30, 2012, time deposits were 44.7% of total deposits, compared to 50.2% and 47.5% at December 31, 2011 and September 30, 2011, respectively.

	Total Deposit Growth
	(dollars in thousands; unaudited)

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Non-interest bearing demand	$ 207,928	$ 180,238	$ 162,857	$ 145,688	$ 130,978
Interest-bearing demand	1,067,855	960,597	956,784	909,402	833,190
Time deposits	1,033,304	948,658	996,831	1,063,097	871,436
Total	$ 2,309,087	$ 2,089,493	$ 2,116,472	$ 2,118,187	$ 1,835,604

Deposit growth (quarter/quarter)	10.5%	-1.3%	-0.1%	15.4%	-0.8%

Annual deposit growth	25.8%

Asset Quality

Net loan charge-offs for the third quarter of 2012 were $10.1 million, which included $4.0 million on loans covered under loss-share agreements and $6.1 million on loans not covered under loss-share agreements. The Company's cost for the covered net loan charge-offs was $803,000, with the remainder being reimbursed by the FDIC. Combined with the $6.0 million of non-covered charge-offs, the Company incurred $6.8 million in charge-off losses, or 1.54% of average annualized loans, during the third quarter of 2012, as compared to $5.1 million, or 1.17% reported in the second quarter of 2012.

Nonperforming assets were 5.14% of total assets at September 30, 2012, compared to 5.97% at June 30, 2012. Nonperforming assets not covered by loss-share were 2.27% of total assets not covered by loss-share as of September 30, 2012, compared to 2.31% at June 30, 2012. The covered assets are covered by FDIC loss-share agreements that provide 80% protection on those assets and are being carried at estimated fair value.

	Asset Quality Information
	(dollars in thousands; unaudited)

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Nonaccrual loans not covered by loss-share	$ 25,114	$ 25,351	$ 17,481	$ 19,443	$ 29,841
Nonaccrual loans covered by loss-share	54,427	61,695	69,797	67,854	61,712
OREO not covered by loss-share	25,589	23,655	25,212	20,927	22,736
OREO covered by loss-share	30,077	35,105	43,603	47,577	22,747
90 days past due not covered by loss-share (2)	4,137	-	-	-	-
90 days past due covered by loss-share	1	5	652	5,425	23
Total nonperforming assets	$ 139,345	$ 145,811	$ 156,745	$ 161,226	$ 137,059
Nonperforming assets not covered by loss-share	$ 54,840	$ 49,006	$ 42,693	$ 40,370	$ 52,577

Total assets	$ 2,711,173	$ 2,442,815	$ 2,408,890	$ 2,454,930	$ 2,197,758
Total assets less covered assets	2,411,708	2,123,131	2,058,190	2,087,320	1,912,338

Total portfolio loans	1,900,392	1,760,287	1,724,626	1,709,483	1,572,566
Total accruing loans	1,820,851	1,673,241	1,637,348	1,622,186	1,481,013
Total portfolio loans less fair value loans	1,450,015	1,425,210	1,387,455	1,357,716	1,309,893
Total portfolio loans less covered loans	1,631,004	1,475,708	1,417,529	1,389,450	1,309,893

Total allowance for loan losses	34,823	40,856	36,722	31,008	24,177
Allowance for loans not covered by loss-share	24,831	27,284	24,290	25,599	24,177
Allowance for loans covered by loss-share	9,992	13,572	12,432	5,409	-

Ratio of nonperforming assets to total assets	5.14%	5.97%	6.51%	6.57%	6.24%
Not covered by loss-share	2.27%	2.31%	2.07%	1.93%	2.75%

Ratio of nonperforming loans to total portfolio loans	4.40%	4.95%	5.10%	5.42%	5.82%
Not covered by loss-share	1.79%	1.72%	1.23%	1.40%	2.28%

Ratio of allowance for loan losses to total portfolio loans	1.83%	2.32%	2.13%	1.81%	1.54%
Total portfolio loans less fair value loans to allowance not
covered by loss-share	1.71%	1.91%	1.75%	1.89%	1.85%

Net charge-offs, QTD	$ 10,094	$ 9,077	$ 5,723	$ 10,036	$ 2,720
Net charge-offs, non-covered portion, QTD (1)	6,882	5,053	3,779	7,015	2,720
Ratio of net charge-offs, non-covered portion,
QTD to average portfolio loans, annualized (1)	1.54%	1.17%	0.89%	1.70%	0.70%

Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	$ 38,239	$ 36,674	$ 29,617	$ 41,516	$ 32,294

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

(2) Local city and county zoning change requirements delayed the closing of this loan for over 90 days. The loan has since been closed

During the third quarter of 2012, the Company recorded a provision for loan losses of $3.7 million, an increase from the $3.5 million recorded during the third quarter of 2011 and a decrease of $4.6 million from the amount recorded during the second quarter of 2012. Of the $3.7 million in provision expense, $3.6 million related to legacy non-covered loans. During the third quarter of 2012, the Company recorded a gross provision of $380,000 for loss-share loans, of which $304,000 was recorded through a FDIC indemnification asset and the remaining $76,000 was recorded through the Company's provision expense. The allowance for loan losses was $34.8 million at September 30, 2012, $40.9 million at June 30, 2012 and $31.0 million at December 31, 2011. Loan loss reserves to total portfolio loans were 1.83% and 2.32% at September 30, 2012 and June 30, 2012, respectively, compared to 1.81% reported at December 31, 2011. Excluding the loans acquired that are marked to fair value, loan loss reserves to period-end loans not covered by loss-share decreased from 1.91% reported at June 30, 2012 to 1.71% at September 30, 2012.

	Allowance for Loan Loss Summary
	(dollars in thousands; unaudited)
	At September 30, 2012
				Allowance for Loan Losses %
	Loans	Allowance for Loan Losses	Net Loans
Loans covered by loss-share, at fair value	$ 257,103	$ (9,992)	$ 247,111	3.89%
Loans not covered, at fair value	193,274	-	193,274	-
Loans, other (1)	1,450,015	(24,831)	1,425,184	1.71%
Total portfolio loans	$ 1,900,392	$ (34,823)	$ 1,865,569	1.83%

(1) Includes $12,285 of loans covered by loss share agreement not recorded at fair value as of 9/30/12

Nonaccrual loans not covered by loss-share agreements totaled $25.1 million at September 30, 2012, a slight decrease from $25.4 million at June 30, 2012. Non-covered loans migrating into nonaccrual status during the quarter totaled $14.0 million, of which $2.8 million were from performing Troubled Debt Restructurings ("TDRs"), which was offset by write-downs and movements to OREO totaling $14.3 million during the third quarter of 2012. Nonaccrual loans covered by loss-share agreements totaled $54.4 million, a decrease of $7.3 million compared to $61.7 millionat June 30, 2012.

TDRs decreased $2.9 million during the third quarter of 2012 to $50.3 million, of which $10.0 million is covered under loss-share. The decrease is primarily due to charge-offs and movement of restructurings to OREO during the quarter, offset by $4.9 million of new restructurings entered into in the third quarter of 2012.

OREO at September 30, 2012 totaled $55.7 million, a decrease of $3.1 million and $12.8 million from June 30, 2012 and December 31, 2011, respectively. For the third quarter of 2012 sales and valuation adjustments totaled $10.0 million and $3.1 million, respectively, which were partially offset by additions of $9.6 million. At September 30, 2012, the carrying value of loans and OREO covered by loss-share agreements was $269.4 million and $30.1 million, respectively, with a corresponding indemnification receivable from the FDIC of $56.0 million. OREO not covered by loss-share agreements totaled $25.6 million at September 30, 2012, an increase of $1.9 million from the $23.7 million reported at June 30, 2012.

Capital Position

On September 30, 2012, shareholders' equity was $252.2 million, an increase of $88.3 million from December 31, 2011 and an increase of $14.6 million from June 30, 2012. During the second quarter of 2012, the Company successfully closed a $72.5 million private capital raise. Proceeds from the capital raise, after deducting issuance costs, totaled $68.3 million. The Company issued convertible preferred stock at the time of closing the capital raise. On July 17, 2012, shareholders of the Company approved the conversion of the preferred stock into common stock.

During the third quarter of 2012, the Treasury completed the auction to private investors of the Company's preferred stock that was issued to the Treasury in 2008 under the Capital Purchase Program. No proceeds were received in connection with this auction. Subsequent to the auction, the Company repurchased from the Treasury the Company's outstanding warrants to purchase shares of the Company's common stock in the amount of $940,000. This warrant has been cancelled.

All of the Bank's and Company's capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

On October 16, 2012, the Board of Directors of BNC Bancorp declared a $0.05 per share quarterly cash dividend on its common stock and Series B Preferred stock, payable November 23, 2012 to shareholders of record on November 9, 2012.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $2.7 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 35 banking offices in North and South Carolina. The Bank's eight locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp's stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States. BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions of KeySource, Carolina Federal, Beach First, Regent, and Blue Ridge may not be fully realized or realized within the expected time frame; (iii) the performance of our mortgage and SBA division; and (iv) anticipated acquisition opportunities may be available on terms acceptable to BNC Bancorp or at all. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp's filings with the Securities and Exchange Commission (the "SEC"), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission's website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Three Months Ended
	September 30, 2012	September 30, 2011	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 27,814	$ 25,065	11.0%
Interest expense	8,063	8,197	(1.6)
Net interest income	19,751	16,868	17.1
Provision for loan losses	3,708	3,524	5.2
Net interest income after provision for loan losses	16,043	13,344	20.2
Non-interest income	5,253	3,839	36.8
Non-interest expense	20,399	14,715	38.6
Income before income tax expense (benefit)	897	2,468	(63.7)
Income tax expense (benefit)	(492)	46	(1,169.6)
Net income	1,389	2,422	(42.7)
Preferred stock dividends and discount accretion	601	601	0.0
Net income available to common shareholders	$ 788	$ 1,821	(56.7)

PER SHARE DATA
Earnings per share, basic	$ 0.04	$ 0.18	(77.8)
Earnings per share, diluted	0.04	0.18	(77.8)
Tangible common book value per share	8.14	9.59	(15.2)

Weighted average participating common shares:
Basic	21,644,642	10,884,801
Diluted	21,646,037	10,899,653
Period-end number of shares:
Common	21,359,239	9,085,580
Convertible preferred	1,804,566	1,804,566

PERFORMANCE RATIOS
Return on average assets	0.22%	0.44%
Return on average common equity	1.75%	6.47%
Return on average tangible common equity	2.30%	9.00%
Net interest margin (FTE)	3.75%	3.79%
Net interest margin w/o hedging expense (FTE)	4.11%	4.12%
Average equity to average assets	9.55%	7.29%
Allowance for loan losses as a % of portfolio loans	1.83%	1.54%
Nonperforming assets to total assets, end of period	5.14%	6.24%
Nonperforming assets not covered by loss share	2.27%	2.75%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	1.54%	0.70%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ 756	$ 1,032
Acquisition gains	-	-
Fair value accretion	1,068	1,020
FDIC related income	673	250
Hedging instrument expense	2,014	1,375
OREO valuation adjustments	1,603	936
Merger related expenses	1,861	109

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Nine Months Ended
	September 30, 2012	September 30, 2011	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 81,291	$ 74,894	8.5%
Interest expense	24,772	24,582	0.8
Net interest income	56,519	50,312	12.3
Provision for loan losses	17,217	10,056	71.2
Net interest income after provision for loan losses	39,302	40,256	(2.4)
Non-interest income	22,744	8,635	163.4
Non-interest expense	57,401	44,340	29.5
Income before income tax benefit	4,645	4,551	2.1
Income tax benefit	(760)	(982)	(22.6)
Net income	5,405	5,533	(2.3)
Preferred stock dividends and discount accretion	1,803	1,803	0.0
Net income available to common shareholders	$ 3,602	$ 3,730	(3.4)

PER SHARE DATA
Earnings per share, basic	$ 0.25	$ 0.37	(32.4)
Earnings per share, diluted	0.25	0.37	(32.4)
Tangible common book value per share	8.14	9.59	(15.2)

Weighted average participating common shares:
Basic	15,353,121	10,871,790
Diluted	15,358,455	10,888,171
Period-end number of shares:
Common	21,359,239	9,085,580
Convertible preferred	1,804,566	1,804,566

PERFORMANCE RATIOS
Return on average assets	0.29%	0.34%
Return on average common equity	3.50%	4.60%
Return on average tangible common equity	4.73%	6.60%
Net interest margin (FTE)	3.75%	3.83%
Net interest margin w/o hedging expense (FTE)	4.11%	4.07%
Average equity to average assets	7.96%	7.21%
Allowance for loan losses as a % of portfolio loans	1.83%	1.54%
Nonperforming assets to total assets, end of period	5.14%	6.24%
Nonperforming assets not covered by loss share	2.27%	2.75%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	1.21%	0.93%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ 2,375	$ 1,168
Acquisition gains	7,734	-
Fair value accretion	3,568	3,545
FDIC related income	2,063	250
Hedging instrument expense	5,807	3,419
OREO valuation adjustments	4,344	2,967
Merger related expenses	3,806	368

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 27,814	$ 26,298	$ 27,179	$ 28,449	$ 25,065
Interest expense	8,063	8,142	8,567	8,338	8,197
Net interest income	$ 19,751	18,156	18,612	20,111	16,868
Provision for loan losses	3,708	8,330	5,179	8,158	3,524
Net interest income after provision for loan losses	$ 16,043	9,826	13,433	11,953	13,344
Non-interest income	5,253	11,682	5,809	12,168	3,839
Non-interest expense	20,399	19,177	17,825	23,525	14,715
Income before income tax expense (benefit)	$ 897	2,331	1,417	596	2,468
Income tax expense (benefit)	(492)	40	(308)	(801)	46
Net income	$ 1,389	2,291	1,725	1,397	2,422
Preferred stock dividends and discount accretion	601	601	601	601	601
Net income available to common shareholders	$ 788	$ 1,690	$ 1,124	$ 796	$ 1,821

Net interest income, as reported	$ 19,751	$ 18,156	$ 18,612	$ 20,111	$ 16,868
Tax-equivalent adjustment	1,349	1,467	1,365	1,406	1,392
Net interest income, tax-equivalent	$ 21,100	$ 19,623	$ 19,977	$ 21,517	$ 18,260

PER SHARE DATA
Earnings per share, basic	$ 0.04	$ 0.13	$ 0.11	$ 0.08	$ 0.18
Earnings per share, diluted	0.04	0.13	0.11	0.08	0.18

Weighted average participating common shares:
Basic	21,644,642	13,549,642	10,910,515	10,894,799	10,884,801
Diluted	21,646,037	13,556,434	10,920,400	10,913,746	10,899,653
Period-end number of shares:
Common	21,359,239	9,153,886	9,113,501	9,100,890	9,085,580
Convertible preferred	1,804,566	1,877,066	1,804,566	1,804,566	1,804,566

PERFORMANCE RATIOS
Return on average assets	0.22%	0.38%	0.29%	0.24%	0.44%
Return on average common equity	1.75%	5.63%	4.09%	2.78%	6.47%
Return on average tangible common equity	2.30%	7.89%	5.94%	4.32%	9.00%
Net interest margin (FTE)	3.75%	3.71%	3.80%	4.18%	3.79%
Net interest margin w/o hedging expense (FTE)	4.11%	4.08%	4.17%	4.51%	4.12%
Average equity to average assets	9.55%	7.69%	6.55%	6.83%	7.29%
Allowance for loan losses as a % of portfolio loans	1.83%	2.32%	2.13%	1.81%	1.54%
Nonperforming assets to total assets, end of period	5.14%	5.97%	6.51%	6.57%	6.24%
Nonperforming assets not covered by loss share	2.27%	2.31%	2.07%	1.93%	2.75%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	1.54%	1.17%	0.89%	1.70%	0.70%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ 756	$ -	$ 1,619	$ 170	$ 1,032
Acquisition gains	-	7,734	-	7,800	-
Fair value accretion	1,068	1,028	1,472	3,113	1,020
FDIC related income	673	238	1,152	1,286	250
Hedging instrument expense	2,014	1,874	1,919	1,699	1,375
OREO valuation adjustments	1,603	2,038	703	6,549	936
Merger related expenses	1,861	1,098	847	723	109

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)	As of
	September 30, 2012	December 31, 2011	% Change
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$ 1,631,004	$ 1,389,450	17.4%
Loans covered by loss share	269,388	320,033	(15.8)
Allowance for loan losses	(34,823)	(31,008)	12.3
Net portfolio loans	1,865,569	1,678,475	11.2
Loans held for sale	29,883	9,596	211.4
Investment securities	360,678	379,257	(4.9)
Total interest-earning assets	2,390,126	2,117,793	12.9
Total assets	2,711,173	2,454,930	10.4

Deposits:
Non-interest bearing deposits	207,928	145,688	42.7
Interest-bearing demand and savings	1,067,855	909,402	17.4
Time deposits	1,033,304	1,063,097	(2.8)
Total deposits	2,309,087	2,118,187	9.0
Borrowed funds	129,484	163,924	(21.0)
Total interest-bearing liabilities	2,230,643	2,136,423	4.4
Shareholders' equity:
Preferred equity	47,758	47,398	0.8
Common equity	199,200	115,447	72.6
Accumulated other comprehensive income	5,222	1,010	417.0
Total shareholders' equity	252,180	163,855	53.9

	As of
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$ 1,631,004	$ 1,475,708	$ 1,417,529	$ 1,389,450	$ 1,309,893
Loans covered by loss share	269,388	284,579	307,097	320,033	262,673
Allowance for loan losses	(34,823)	(40,856)	(36,722)	(31,008)	(24,177)
Net portfolio loans	1,865,569	1,719,431	1,687,904	1,678,475	1,548,389
Loans held for sale	29,883	17,793	19,967	9,596	6,753
Investment securities	360,678	334,382	342,739	379,257	348,989
Total interest-earning assets	2,390,126	2,125,730	2,095,346	2,117,793	1,936,945
Total assets	2,711,173	2,442,815	2,408,890	2,454,930	2,197,758

Deposits:
Non-interest bearing deposits	207,928	180,238	162,857	145,688	130,978
Interest-bearing demand and savings	1,067,855	960,597	956,784	909,402	833,190
Time deposits	1,033,304	948,658	996,831	1,063,097	871,436
Total deposits	2,309,087	2,089,493	2,116,472	2,118,187	1,835,604
Borrowed funds	129,484	106,184	117,844	163,924	190,172
Total interest-bearing liabilities	2,230,643	2,015,439	2,071,459	2,136,423	1,894,798
Shareholders' equity:
Preferred equity	47,758	115,946	47,518	47,398	47,278
Common equity	199,200	117,843	116,284	115,447	114,924
Accumulated other comprehensive income	5,222	3,750	1,561	1,010	373
Total shareholders' equity	252,180	237,539	165,363	163,855	162,575

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	September 30, 2012	June 30, 2012	March 30, 2012	December 31, 2011	September 30, 2011
SELECTED BALANCE SHEET DATA
Quarterly average balances
Loans:
Loans not covered by loss share	$ 1,501,953	$ 1,453,521	$ 1,406,611	$ 1,358,455	$ 1,274,531
Loans covered by loss share	276,984	295,838	313,339	291,353	273,179
Total loans	$ 1,778,937	1,749,359	1,719,950	1,649,808	1,547,710
Investment securities, at amortized cost	336,353	324,010	346,192	345,613	334,709
Total interest-earning assets	2,236,808	2,124,972	2,112,991	2,040,766	1,913,794
Total assets	2,523,287	2,431,193	2,415,639	2,359,374	2,179,220

Deposits:
Non-interest bearing deposits	194,006	181,983	152,239	139,928	129,390
Interest-bearing demand and savings	991,293	952,747	936,871	887,136	832,536
Time deposits	955,657	969,292	1,034,249	1,015,273	889,363
Total deposits	2,140,956	2,104,022	2,123,359	2,042,337	1,851,289
Borrowed funds	123,325	121,946	125,624	135,118	159,213
Total interest-bearing liabilities	2,070,276	2,043,985	2,096,744	2,037,527	1,881,112
Shareholders' equity	241,041	186,987	158,114	161,039	158,926

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)
	As of September 30,
	2012	2011	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 200.3	$ 212.8	(5.9)
Residential Construction	25.7	25.2	2.0
Presold	17.8	13.6	30.9
Speculative	7.9	11.6	(31.9)
Loan size - over $400,000	1.5	1.5	0.0
Loan size - $200,000 to $400,000	1.9	1.0	90.0
Loan size - under $200,000	4.5	9.1	(50.6)

Commercial Construction	78.7	73.5	7.1
Loan size - $5 million and over	14.5	14.1	2.8
Loan size - $3 million to $5 million	3.2	8.7	(63.2)
Loan size - $1 million to $3 million	43.9	34.5	27.3
Loan size - under $1 million	17.1	16.2	5.6

Residential and Commercial A&D	19.7	21.6	(8.8)
Loan size - $5 million to $6 million	-	6.1	(100.0)
Loan size - $3 million to $5 million	4.0	-	-
Loan size - $1 million to $3 million	10.2	11.1	(8.1)
Loan size - under $1 million	5.5	4.4	25.0

Land	76.2	92.5	(17.6)
Residential Buildable Lots	25.0	33.1	(24.5)
Commercial Buildable Lots	11.3	13.5	(16.3)
Land Held for Development	22.0	26.1	(15.7)
Raw and Agricultural Land	17.9	19.8	(9.6)

Commercial Real Estate	$ 910.2	$ 649.5	40.1
Multi-Family	43.7	34.4	27.0
Churches	43.9	36.2	21.3
Retail	662.6	457.7	44.8
Owner Occupied	204.1	137.5	48.4
Investment	458.5	319.9	43.3
Loan size - $5 million to $9 million	102.0	61.9	64.8
Loan size - $3 million to $5 million	64.8	61.2	5.9
Loan size - $1 million to $3 million	182.8	107.8	69.6
Loan size - under $1 million	108.9	89.0	22.4

Industrial	160.0	121.2	32.0
Owner Occupied	86.9	61.1	42.2
Investment	73.1	60.1	21.6
Loan size - $5 million to $6 million	-	-	-
Loan size - $3 million to $5 million	4.2	7.6	(44.7)
Loan size - $1 million to $3 million	39.5	27.2	45.2
Loan size - under $1 million	29.4	25.3	16.2

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)	Trends
	September 30, 2012	June 30, 2012	March 30, 2012	December 31, 2011	September 30, 2011
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 200.3	$ 189.2	$ 194.5	$ 203.2	$ 212.8
Residential Construction	25.7	22.1	25.6	25.0	25.2
Presold	17.8	12.6	14.5	13.4	13.6
Speculative	7.9	9.5	11.1	11.6	11.6
Loan size - over $400,000	1.5	2.4	2.7	2.9	1.5
Loan size - $200,000 to $400,000	1.9	2.2	3.3	3.4	1.0
Loan size - under $200,000	4.5	4.9	5.1	5.3	9.1

Commercial Construction	78.7	71.3	72.3	71.7	73.5
Loan size - $5 million and over	14.5	9.5	9.5	9.3	14.1
Loan size - $3 million to $5 million	3.2	8.4	7.7	8.5	8.7
Loan size - $1 million to $3 million	43.9	36.9	39.2	32.4	34.5
Loan size - under $1 million	17.1	16.5	15.9	21.5	16.2

Residential and Commercial A&D	19.7	15.0	14.1	14.0	21.6
Loan size - $5 million to $6 million	-	-	-	-	6.1
Loan size - $3 million to $5 million	4.0	3.1	-	-	-
Loan size - $1 million to $3 million	10.2	7.4	10.1	10.1	11.1
Loan size - under $1 million	5.5	4.5	4.0	3.9	4.4

Land	76.2	80.8	82.5	92.5	92.5
Residential Buildable Lots	25.0	25.6	26.8	32.8	33.1
Commercial Buildable Lots	11.3	13.3	13.1	15.3	13.5
Land Held for Development	22.0	25.2	25.3	25.4	26.1
Raw and Agricultural Land	17.9	16.7	17.3	19.0	19.8

Commercial Real Estate	$ 910.2	$ 803.5	$ 759.9	$ 723.5	$ 649.5
Multi-Family	43.7	43.2	38.2	38.1	34.4
Churches	43.9	36.8	37.0	36.5	36.2
Retail	662.6	585.1	552.7	515.9	457.7
Owner Occupied	204.1	179.3	162.0	153.4	137.5
Investment	458.5	405.8	390.7	362.5	319.9
Loan size - $5 million to $9 million	102.0	74.2	74.7	80.3	61.9
Loan size - $3 million to $5 million	64.8	57.7	65.3	56.9	61.2
Loan size - $1 million to $3 million	182.8	163.3	146.9	130.1	107.8
Loan size - under $1 million	108.9	110.6	103.8	95.2	89.0

Industrial	160.0	138.4	132.0	133.0	121.2
Owner Occupied	86.9	69.6	65.9	64.2	61.1
Investment	73.1	68.8	66.1	68.8	60.1
Loan size - $5 million to $6 million	-	-	-	-	-
Loan size - $3 million to $5 million	4.2	4.2	4.2	7.5	7.6
Loan size - $1 million to $3 million	39.5	37.2	34.8	35.2	27.2
Loan size - under $1 million	29.4	27.4	27.1	26.1	25.3

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands)
(Unaudited)
	For the		For the
	Three Months Ended		Nine Months Ended
Adjusted Net Income	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income before income tax expense (benefit)	$ 897	$ 2,468	$ 4,645	$ 4,551
Add: Merger related expenses	1,861	109	3,806	368
Income tax expense (benefit)	207	88	700	(841)
Adjusted net income	$ 2,551	$ 2,489	$ 7,751	$ 5,760

	For the
	Three Months Ended
Return on Average Tangible Common Equity	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Net income available to common shareholders	$ 788	$ 1,690	$ 1,124	$ 796	$ 1,821
Plus: Amortization of intangibles, net of tax	80	112	83	77	58
Tangible net income available to common shareholders	$ 868	$ 1,802	$ 1,207	$ 873	$ 1,879

Average common shareholders equity	$ 179,255	$ 120,785	$ 110,654	$ 108,511	$ 111,075
Less: Average intangible assets	29,173	28,935	28,964	28,295	28,202
Average tangible common shareholders' equity	$ 150,082	$ 91,850	$ 81,690	$ 80,216	$ 82,873

Return on average tangible common equity	2.30%	7.89%	5.94%	4.32%	9.00%

	For the
	Nine Months Ended
Return on Average Tangible Common Equity	September 30, 2012	September 30, 2011

Net income available to common shareholders	$ 3,602	$ 3,730
Plus: Amortization of intangibles, net of tax	243	179
Tangible net income available to common shareholders	$ 3,845	$ 3,909

Average common shareholders equity	$ 137,542	$ 108,511
Less: Average intangible assets	29,029	29,295
Average tangible common shareholders' equity	$ 108,513	$ 79,216

Return on average tangible common equity	4.73%	6.60%

CONTACT: W. Swope Montgomery, Jr., President and CEO, +1-336-869-9200